Exhibit 99.4.1

EWSB-B Dear Customer: Pursuant to a plan of conversion (the “Plan”), East Wisconsin Savings Bank will convert from the mutual holding company to the stock holding company form of ownership. To accomplish the conversion, EWSB Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for East Wisconsin Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion and stock offering and the Plan. We are asking you to help us in this endeavor, by voting to approve our Plan of Conversion. THE PROXY VOTE: OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN. Your vote is extremely important for us. Although we have received conditional regulatory approval to implement the Plan, we must receive the approval of Wisconsin Mutual Bancorp, MHC’s members, who are depositors of East Wisconsin Savings Bank. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at East Wisconsin Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your votes immediately, please vote by telephone or Internet by following the instructions on the Proxy Card. Alternatively, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Please note: • The proceeds resulting from the sale of stock by EWSB Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at East Wisconsin Savings Bank. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same board of directors, management and staff. THE STOCK OFFERING: Unfortunately, EWSB Bancorp, Inc. is unable to either offer or sell its common stock to you, because the small number of eligible subscribers in your state makes registration or qualification of the common stock under the securities or other laws of your state impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of EWSB Bancorp, Inc. Thank you for your continued support as an East Wisconsin Savings Bank customer. Sincerely, Charles D. Schmalz President and CEO This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. QUESTIONS? Call our Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

EWSB-B2 Dear Customer: Pursuant to a plan of conversion (the “Plan”), East Wisconsin Savings Bank will convert from the mutual holding company to the stock holding company form of ownership. To accomplish the conversion, EWSB Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for East Wisconsin Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion and stock offering and the Plan. We are asking you to help us in this endeavor, by voting to approve our Plan of Conversion. THE PROXY VOTE: OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN. Your vote is extremely important for us. Although we have received conditional regulatory approval to implement the Plan, we must receive the approval of Wisconsin Mutual Bancorp, MHC’s members, who are depositors of East Wisconsin Savings Bank. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at East Wisconsin Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your votes immediately, please vote by telephone or Internet by following the instructions on the Proxy Card. Alternatively, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Please note: • The proceeds resulting from the sale of stock by EWSB Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at East Wisconsin Savings Bank. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same board of directors, management and staff. THE STOCK OFFERING: We did not register the common stock of EWSB Bancorp, Inc. for sale in your state. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of EWSB Bancorp, Inc. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of EWSB Bancorp, Inc. common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a prospectus along with an investor affidavit and a stock order form for you to complete. Please contact us at least one week in advance of the deadline at 3:00 p.m. Central Time, on [TBD], to enhance the likelihood that your order is received prior to the deadline. Thank you for your continued support as an East Wisconsin Savings Bank customer. Sincerely, Charles D. Schmalz President and CEO This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. QUESTIONS? Call our Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.